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                                   EXHIBIT 21

                    SUBSIDIARIES OF MARION MERRELL DOW INC.
                    ---------------------------------------
                                                         Percentage of
                                                       Voting Securities
Name and Jurisdiction of Incorporation                      Owned
- --------------------------------------                 -----------------

 1.  Agri-Chem, Inc. (U.S.-Missouri)                        100%

 2.  Blue Ridge Laboratories, Inc. (U.S.-Delaware)          100%

 3.  Marion & Company (U.S.-Delaware)                       100%

 4.  Marion Merrell Dow Canada Health Management Inc.        71.4%
     (Canada)

      5.  Clinidata Inc. (Canada)                           100%

      6.  Marion Merrell Dow Canada Inc. (Canada)           100%

           7.  Canada Pharmacal Limited (Canada)            100%

           8.  J.C.P. Laboratories Inc. (Canada)            100%

           9.  Marion Merrell Dow Internacional              50%
               Servicios de Gestao LDA (Portugal)

          10.  MMD International Finance Company (Ireland)   90%

     11.  Marion Merrell Dow Canada Research Inc. (Canada)  100%

          12.  MMD International Finance Company (Ireland)   10%

     13.  Marion Merrell Dow Canada Services Inc. (Canada)  100%

14.  Marion Merrell Dow Intercontinental Ltd.               100%
     (U.S.-Delaware)

15.  Marisub, Inc. (U.S.-Delaware)                          100%

     16.  The Rugby Group, Inc. (U.S.-New York)             100%

          17.  Chelsea Laboratories, Inc. (U.S.-New York)   100%

               18.  Chelsea Laboratories Caribe, Inc.       100%
                    (U.S.-Delaware)

          19.  M & R Advertising, Inc. (U.S.-Delaware)      100%

          20.  Modern Wholesale Drug Cleveland, Inc.        100%
               (U.S.-Ohio)

          21.  Modern Wholesale Drug Co. Inc.               100%
               (U.S.-New York)

          22.  Modern Wholesale Drug Company Atlanta        100%
               Incorporated (U.S.-Georgia)
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          23.  Modern Wholesale Drug Company Midwest        100%
               Incorporated (U.S.-Illinois)

          24.  Modern Wholesale Drug Company Southern       100%
               Incorporated (U.S.-Florida)

          25.  Modern Wholesale Drug Company Texas,         100%
               Inc. (U.S.-Texas)

          26.  Modern Wholesale Drug Company Western,       100%
               Inc. (U.S.-California)

          27.  Rugby Laboratories, Inc. (U.S.-New York)     100%

28.  Marisub V, Inc. (U.S.-Delaware)                         82.6%

     29.  Carderm Capital L.P. (U.S.-Delaware)               84.4%

          30.  Carderm Investments Inc. (U.S.-Delaware)     100%

     31.  TWFC, Inc. (U.S.-Delaware)                        100%

32.  Marisub VII, Inc. (U.S.-Delaware)                      100%

33.  Merrell Dow Pharmaceuticals Inc. (U.S.-Delaware)       100%

     34.  Biochimica Del Salento S.p.A. (Italy)             100%

          35.  Marion Merrell Dow Internacional Servicios    50%
               de Gestao LDA (Portugal)

     36.  Gruppo Lepetit S.p.A. (Italy)                      99.95%

          37.  Gruppo Lepetit Trading Srl (Italy)           100%

          38.  Hammer Pharma S.p.A. (Italy)                 100%

     39.  Marion Merrell Dow Australia Pty. Limited         100%
          (Australia)

     40.  Marion Merrell Dow Canada Health Management        28.6%
          Inc. (Canada)

          41.  Clinidata Inc. (Canada)                      100%

          42.  Marion Merrell Dow Canada Inc. (Canada)      100%

               43.  Canada Pharmacal Limited (Canada)       100%

               44.  J.C.P. Laboratories Inc. (Canada)       100%

               45.  Marion Merrell Dow Internacional         50%
                    Servicios de Gestao LDA (Portugal)

               46.  MMD International Finance Company        90%
                    (Ireland)



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          47.  Marion Merrell Dow Canada Research Inc.      100%
               (Canada)

               48.  MMD International Finance Company        10%
                    (Ireland)

          49.  Marion Merrell Dow Canada Services Inc.      100%
               (Canada)

     50.  Marion Merrell Dow Consumer Products Inc.         100%
          (U.S.-Delaware)

     51.  Marion Merrell Dow et Cie (SNC) (France)             .05%

     52.  Marion Merrell Dow (Europe) A.G. (Switzerland)    100%

          53.  Carderm Capital L.P. (U.S.-Delaware)           1%

               54.  Carderm Investments Inc.                100%
                    (U.S.-Delaware)

     55.  Marion Merrell Dow GmbH (Germany)                 100%

          56.  Henning Berlin GmbH (Germany)                100%

               57.  Henning Berlin Anlagen GmbH (Germany)   100%

                    58.  Dynopharm GmbH Pharmaceutica       100%
                         (Germany)

     59.  Marion Merrell Dow K.K.(Japan)                     98.92%

          60.  Kopharm, Inc. (U.S.-California)              100%

     61.  Marion Merrell Dow Limited (United Kingdom)       100%

     62.  Marion Merrell Dow N.V./S.A. (Belgium)            100%

     63.  Marion Merrell Dow (N.Z.) Limited                 100%
          (New Zealand)

     64.  Marion Merrell Dow Puerto Rico, Inc.              100%
          (Puerto Rico)

     65.  Marion Merrell Dow S.A. (France)                   99.85%

          66.  Marion Merrell Dow et Cie (SNC) (France)      99.95%

     67.  Marion Merrell Dow S.A. (Spain)                    99.90%

     68.  Marion Merrell Dow Sociedade Quimica, S.A.        100%
          (Portugal)

     69.  Marisub FSC, Inc. (Barbados)                      100%

     70.  Marisub V, Inc. (U.S.-Delaware)                    17.4%

          71.  Carderm Capital L.P. (U.S.-Delaware)          84.4%

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               72.  Carderm Investments Inc.                100%

                    (U.S.-Delaware)

          73.  TWFC, Inc. (U.S.-Delaware)                   100%

74.  Selectide Corporation (U.S.-Delaware)                  100%